EXHIBIT 21

                     INTEGRATED LIVING COMMUNITIES, INC.
                                 SUBSIDIARIES

                                                                                         Name Under Which
Company                                                       State of Incorporation     Subsidiary Does Business
- -------                                                       ----------------------     ------------------------
Integrated Living Communities Retirement Managment, Inc. ...  Delaware                   *
Integrated Living Communities of Maryland (Denton), Inc. ...  Delaware                   The Homestead
Integrated Management-Carrington Pointe, Inc................  Delaware                   Carrington Pointe
Integrated Living Communities of Colorado Springs, Inc. ....  Delaware                   *
Integrated Living Communities of Bradenton, Inc. ...........  Delaware                   *
Integrated Living Communities of Sarasota, Inc..............  Florida                    Waterside Retirement Estates
Integrated Living Communities of West Palm Beach, Inc. .....  Delaware                   *
Integrated Living Communities of Dallas, Inc................  Delaware                   *
Integrated Living Communities of Denton (Texas), Inc. ......  Delaware                   *
Integrated Living Communities at Wichita, Inc...............  Delaware                   *
Integrated Living Communities at Garden City, Inc. .........  Delaware                   *
Integrated Living Communities at Terrace Gardens, Inc.  ....  Delaware                   *
Integrated Living Communities at Cabot Pointe, Inc. ........  Delaware                   Cabot Pointe

   * Subsidiary does business under its corporate name


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